                                                                     Exhibit 2.2


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            (FT. LAUDERDALE DIVISION)

In re:                                        )       CHAPTER 11
                                              )
SUBSTANCE ABUSE TECHNOLOGIES, INC.,           )       CASE NO. 97-25669-BKC-RBR
                                              )
         Debtor                               )
----------------------------------------------


                      SECOND MODIFICATION TO THIRD AMENDED
                          JOINT PLAN OF REORGANIZATION

         SUBSTANCE ABUSE TECHNOLOGIES, INC. ("Debtor"), by and through its undersigned attorneys, hereby files this Second Modification to the Third Amended Joint Plan of Reorganization (the "Plan"). The Plan, with these modifications, shall become the Plan dated March 24, 1998. This Second Modification supercedes and replaces in its entirety the Modification dated May 19, 1998.

         1. Article II, Sections 2.3(a) and (b) are hereby deleted in their entirety.

         2.       Article IV, Section 4.3, is hereby amended to read as follows:

                  Each Allowed Class 3 Claim shall, at the option of the Debtor, either (i) be paid in full in Cash or by turnover of the collateral on the Effective Date, or (ii) be reinstated as of the Effective Date, and such claims shall be paid by the Reorganized Debtor in accordance with the terms of the agreement setting forth such claim. Class 3 is unimpaired.

         3. Article VIII, Sections 8.2(a) and (b) are hereby deleted and replaced with the following:

                  8.2      INJUNCTIONS.

                  Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor or their respective property, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Reorganized Debtor or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor or their respective property, (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, the Reorganized Debtor or their respective property; (v) commencing or continuing any action against the Debtor, Reorganized Debtor or their respective property, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or Bankruptcy Code; and (vi) commencing or continuing any derivative action of or on behalf of the Debtor.

         4. Article XI, Sections 11.3(a) and (b), are hereby deleted in their entirety and replaced with the following:

                  11.3 REVOCATION OF RIGHTS OF ACTION.

                  (a) Any Claims of S.A.C. against any holder of an Allowed Class 8 Claim or Allowed Class 7 Claim (I.E. Southbrook) regarding, related to or arising from issues of subordination, collateral interference and/or disgorgement shall be unaffected by confirmation of the Plan.

         5. Article XI, Section 11.3(c), is hereby renumbered to be 11.3(b).

         6. Article XI, Section 11.4, is hereby deleted in its entirety and replaced with the following:

                  Effective on the Effective Date and upon receipt of the Exit Financing Funds, Debtor shall release S.A.C. of and from any claims and causes of action arising prior to the Effective Date other than claims or causes of action arising from or relating to the DIP Financing or the Plan. This provision shall not affect third party direct causes of action against S.A.C.

         7.     Article XII, Section 12.3, is hereby deleted in its entirety.

         8.     Article XIII, Section 13.4, is hereby deleted in its entirety.

       Dated: May 21, 1998
                                  SUBSTANCE ABUSE TECHNOLOGIES,
                                  INC.

                                  By: /s/ DAVID L. DORFF
                                     ------------------------------------
                                  Name:  DAVID L. DORFF
                                  Title: President

                                  GREENBERG, TRAURIG, HOFFMAN,
                                    LIPOFF, ROSEN & QUENTEL, P.A.,
                                  Attorneys for the Debtor

                                  By: /s/ LINDA WORTON
                                     ------------------------------------
                                  Name:  LINDA WORTON

                                  STEVEN A. COHEN

                                  By: /s/ STEVEN A. COHEN
                                     ------------------------------------

                                  S.A.C. CAPITAL ASSOCIATES, L.L.C.

                                  By: /s/ JOHN O. DYRUD
                                     ------------------------------------
                                  Name:  JOHN O. DYRUD
                                  Title:  Secretary

                                  LATHAM & WATKINS

                                  By: /s/ STEVEN I. TETRO
                                     ------------------------------------
                                  Name:  STEVEN I. TETRO

                                  and

                                  COLL DAVIDSON CARTER SMITH
                                    SALTER & BARKETT, P.A.

                                  By: /s/ FRANCIS CARTER
                                     ------------------------------------
                                  Name:  FRANCIS CARTER

                                  Attorneys for Steven A. Cohen and
                                  S.A.C. Capital Associates, L.L.C.


                                       2